EXHIBIT 5(A)

VINGE

Aktiebolaget Svensk Exportkredit (publ)	Stockholm, December 15, 2008
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
S-10327 Stockholm
Sweden

Ladies and Gentlemen:

We have acted as Swedish counsel to Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation), a Swedish limited liability company (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-3, (such registration statement, as effective as of the date hereof, being hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the prospectus (the “Prospectus”) and the supplement to the Prospectus contained therein and one or more additional supplements to the Prospectus, of the Company’s unsecured debt securities (the “Debt Securities”) in an unlimited aggregate principal amount, and the Company’s index warrants (the “Index Warrants”) in an unlimited aggregate number. The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture, dated as of August 15, 1991 (the “1991 Indenture”), as supplemented by a first supplemental indenture dated as of June 2, 2004 (the “First Supplemental Indenture”), a second supplemental indenture dated as of January 30, 2006 (the “Second Supplemental Indenture”) and as anticipated to be supplemented by a third supplemental indenture dated as of October 23, 2008 (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplements”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder (the “Trustee”). The 1991 Indenture and the Supplements are herein referred to together as the “Indenture.”  Each series of Index Warrants will be issued under a warrant agreement (each a “Warrant Agreement”) substantially in the form included as Exhibit 4(e) to the Registration Statement (the “Form of Warrant Agreement”), to be entered into between the Company, as the issuer, and a bank or trust company, as the warrant agent.  The Registration Statement provides that the Company may also issue one or more series of units (“Units”) consisting of Debt Securities and Index Warrants.

In connection with the foregoing, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this letter, including the following:

A.                                   A copy of the articles of association (Sw. bolagsordning) of the Company adopted on April 23, 2008 and approved by the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) as of June 19, 2008;

B.                                     A copy of the Certificate of Registration (Sw. registreringsbevis) of the Company dated December 15, 2008;

C.                                     Copies of the 1991 Indenture and the Supplements, filed with the Commission and incorporated by reference into the Registration Statement as exhibits thereto;

D.                                    The Form of Warrant Agreement; and

E.                                      A copy of the minutes of the meeting of the Board of Directors of the Company held on November 26, 2008.

For the purposes of this letter we have, except as set out herein, made no examination of the files or records of any company or any governmental or regulatory agency or authority or any other entity or person nor have we examined any other documents or instrument than those explicitly set out herein.

Based on the foregoing, it is our opinion that:

1.                                         The Company is a limited liability company duly organised under the laws of Sweden and is not in liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs) nor subject to business reorganisation (Sw. företagsrekonstruktion) and to the best of our knowledge (without having made any specific inquiry save for a search in the Swedish Company Registry) no steps have been taken or are being taken to wind up (Sw. likvidera) the Company.

2.                                       Each of (i) the 1991 Indenture, (ii) the First Supplemental Indenture, (iii) the Second Supplemental Indenture, (iv) the Third Supplemental Indenture, (v) the Form of Warrant Agreement and (vi) the entry by the Company into Warrant Agreements substantially in the form of the Form of Warrant Agreement has been duly authorised by the Company; the 1991 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture have been duly executed and delivered by the Company and, assuming due authorisation, execution and delivery of such documents by the Trustee, each of the 1991 Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture is, and each Warrant Agreement when duly executed and delivered by the Company will be, a valid and legally binding instrument of the Company enforceable in accordance with its terms under the laws of Sweden.

3.                                       When the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorised by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when such Debt Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms under the laws of Sweden and entitled to the benefits of the Indenture.

4.                                       With respect to any series of Index Warrants, assuming due execution and delivery of the applicable Warrant Agreement by the parties thereto, then upon (i) the further due execution, countersignature and delivery of such Index Warrants under the law of Sweden and in accordance with such Warrant Agreement, and (ii) such Index Warrants being issued and sold in the manner contemplated by the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Index Warrants, such Index Warrants will constitute valid, binding and enforceable obligations of the Company.

5.                                       With respect to any series of Units, assuming (i) the due authorization by all necessary corporate action of the Company in accordance with the provisions of the Indenture of the issuance, execution and delivery by the Company of the applicable Debt Securities and such Debt Securities’ due execution and delivery by the Company under the law of Sweden and (ii) the due execution and delivery of the applicable Warrant Agreement by the parties thereto, then, upon the due execution, countersignature and delivery of such Units, when such Units have been issued and sold in the manner contemplated by the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Units, such Units will constitute valid, binding and enforceable obligations of the Company.

The opinions expressed above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally (including but not limited to the Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings) and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates and statements of officers of the Company and of public officials and we have further assumed the genuineness of all signatures on all documents and the completeness and conformity to original documents of all copies submitted to us. Nothing in this opinion must be taken as indicating that the obligations discussed herein would be enforceable prior to other unsecured general obligations of the Company.

We express no opinion whatsoever as to the laws of any jurisdiction other than Sweden.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus, without admitting that we are “experts” under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

ADVOKATFIRMAN VINGE KB

/s/Mikael Ståhl	/s/Maria-Pia Midenbäck-Hope
Mikael Ståhl	Maria-Pia Midenbäck-Hope